UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2010, Maxygen, Inc. (the “Company”) and its majority-owned subsidiary, Perseid Therapeutics LLC (“Perseid”), entered into (i) an Assignment and Assumption of Lease and Seventh Amendment to Lease and (ii) an Assignment and Assumption of Lease and Third Amendment to Lease (each, a “Lease Amendment”), with Metropolitan Life Insurance Company (the “Landlord”) in connection with the amendment of the Company’s existing lease agreements, under which the Company has leased approximately 56,980 square feet of office and laboratory space located at 301 and 515 Galveston Drive, Redwood City, California.

The Lease Amendments provides for the extension of the terms of the existing leases, which would have expired on February 28, 2010, to February 28, 2015, the assignment of the existing lease from the Company to Perseid and the Landlord’s consent to a sublease agreement between the Company and Perseid (as described below). Commencing on March 31, 2010, after the planned surrender of 13,708 square feet of office space, the monthly base rent under the Lease Amendments will be $70,973.70 and is subject to scheduled rent increases on an annual basis during the extended term. Each Lease Amendment also provides for two consecutive options to further extend the lease for an additional three years per option at a monthly rent to be determined in accordance with each Lease Amendment. The Lease Amendments also provide for rent abatement and a tenant improvement allowance, among other provisions.

Also on February 4, 2009, the Company and Perseid entered into sublease agreements in the form attached to each Lease Amendment. The sublease agreements give the Company the right to occupy the space currently occupied by the employees of the Company in the facilities at 301 and 515 Galveston Drive. Subject to certain limitations, the sublease agreements require the Company to pay Perseid a pro rata share of base rent and all other expenses under the Lease Amendments, as adjusted from time to time. The sublease agreements expire on February 28, 2015. The Lease Amendments and the sublease agreements terminate and replace the prior space sharing agreements between the parties.

The foregoing summary of the terms of the Lease Amendments does not purport to be complete and is qualified in its entirety by reference to the Lease Amendments, copies of which are filed as Exhibit 10.1 and 10.2 to this Form 8-K and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Assignment and Assumption of Lease and Seventh Amendment to Lease, effective January 29, 2010, by and between Metropolitan Life Insurance Company, Maxygen, Inc. and Perseid Therapeutics LLC

10.2	Assignment and Assumption of Lease and Third Amendment to Lease, effective January 29, 2010, by and between Metropolitan Life Insurance Company, Maxygen, Inc. and Perseid Therapeutics LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: February 10, 2010	/S/ JAMES SULAT
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer